EXHIBIT 3-1


                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                               J.A.M., INC.

                         Under Section 807 of the
                         Business Corporation Law


     We,  John  A.  Marszalek  and  Anthony  W.  Busch,  the  President and

Secretary respectively, of J.A.M., Inc., hereby certify:

     A.   The name of the corporation is J.A.M., Inc.  The corporation  was formed under the name of JAM T.V. & Radio Productions, Inc.

     B.   The  certificate of its incorporation was filed by the Department of State on May 31, 1977.

     C.   The Certificate  of  Incorporation,  as  amended  heretofore,  is hereby further amended as follows: (i) to change the number of shares which the  corporation  is  authorized  to  issue from 2,000,000 shares of common stock, having a par value of $.01 per share, to 16,000,000 shares of common stock, having a par value of $.01 per share;  (2)  to  change  each  of the issued  and outstanding shares of the common stock of the corporation,  par value $.01,  into  3.144147  shares of common stock, $.01 par value; (3) to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him.

     D.   The  text  of  the  Certificate   of  Incorporation,  as  amended

heretofore, is hereby restated as further amended  to  read  as  herein set forth in full:

          1.   The name of the corporation shall be:  J.A.M., Inc.

          2.   The purpose or purposes for which this corporation is formed are as follows, to wit:

     To  devise, prepare, publish, print, manufacture, produce, buy,  hire,

or otherwise  acquire,  use,  sell,  lease,  license others to use, export,

import or otherwise turn to account or dispose  of, exhibit, distribute and deal in audio or visual productions, including, without  limitation,  still and motion pictures, films, microfilms, tapes, sound recordings, mechanical or  otherwise,  phonograph  records and television productions, and any and

all   parts,   apparatus,  equipment,   supplies,   materials,   chemicals,

implements,  devices   and   goods   useful  in  manufacturing,  producing,

receiving, collecting, transcribing, reproducing, exhibiting, transmitting,

publishing, broadcasting, telecasting or otherwise deal with the same.

     To  acquire  by  lease,  purchase, contract,  concession,  license  or otherwise, to erect or otherwise  construct and to own, use, manage, lease,

operate and control motion picture  studios,  film  branches  or exchanges,

distributing centers, warehouses, storerooms, laboratories, film developing and printing plants, television studios, radio broadcasting and telecasting systems or stations and other buildings and structures.

     To  acquire  such property, real and personal, as may be necessary  to conduct such business.

     The powers, rights  and  privileges  provided  in  this Certificate of

Incorporation are not to be deemed to be in limitation of similar, other or additional  powers,  rights  and  privileges  granted  or  permitted  to  a corporation  by the Business Corporation Law, it being intended  that  this corporation shall  have  the  right to engage in such similar activities as like corporations may lawfully engage in under the Business Corporation Law of the State of New York, as now in effect, or as hereafter promulgated.

     To do everything necessary, suitable or proper for the accomplishment,

attainment or furtherance of, to do every other act or thing incidental to,

appurtenant to, growing out of  or connected with, the purposes, objects or powers set forth in this Certificate  of Incorporation, whether alone or in association with others; to possess all  the  rights, powers and privileges now or hereafter conferred by the laws of the State  of  New  York  upon  a corporation  organized  under  the  laws  of  the State of New York and, in general, to carry on any of the activities and  to do any of the things set forth to the same extent and as fully as a natural  person  or  partnership might  or  could  do;  provided,  that  nothing  herein set forth shall  be construed as authorizing the corporation to possess any purpose, object, or power,  or  to  do  any  act  or thing forbidden by law  to  a  corporation organized under the laws of the State of New York.

     3.   The office of the corporation  is  to be located in the County of

Monroe, State of New York.

     4.   The aggregate number of shares which  the  corporation shall have the authority to issue is 16,000,000 shares, all of which  shall  be common shares having a par value of $.01 per share.

     5.   The  Secretary of State is designated as agent of the corporation upon whom process  against  it  may  be served.  The post office address to which the Secretary of State shall mail  a  copy of any process against the corporation served upon him is:  c/o J.A.M.,  Inc.,  300  Main Street, East

Rochester, New York  14445.

     6.   The  corporation's  initial  accounting period for reporting  the franchise tax on business corporations imposed  by  Article  9-A of the Tax

Law shall end December 31, 1977.

     7.   Notwithstanding  anything  to  the contrary herein contained,  no holder  of  shares  of  the  corporation  of any  class  now  or  hereafter authorized shall have any preferential or preemptive  rights  to  subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter,  or  any  options  or warrants for such shares, or any right  to subscribe for or purchase such  shares,  or any securities convertible into or exchangeable for such shares, which may  at  any time be issued, sold or offered by sale by the corporation.

     E.   The foregoing amendments to paragraph 4  provide  for a change of issued shares of common stock.  The number of issued shares of common stock is 1,258,205 shares.  The terms of the change are that each issued share of

common  stock,  will be changed into 3.144147 shares of common  stock.   In

lieu of issuing any  fractional  shares  as  a  result  of  the change, the corporation  will  pay,  to  shareholders who would be entitled to  receive fractional shares, cash in the  amount of the fair value of such fractional shares  as of the date of this Restated  Certificate  of  Incorporation  as filed by  the  Department of State.  As a result of the change of shares of common stock, the  1,258,205  issued  shares will be changed into 3,955,967 shares.

     F.   The foregoing amendments to paragraph  4  were duly authorized by vote of the Board of Directors of the corporation, followed  by vote of the holders of the majority of all outstanding shares entitled to  vote thereon at a meeting of the shareholders duly held.

     G.   The  foregoing  amendment  to paragraph 5 was duly authorized  by vote of the Board of Directors at a meeting duly held.

     IN WITNESS WHEREOF, we have executed  this  Certificate and affirm the truth of the statements herein set forth under penalty  of perjury this 1st day of May, 1986.

                              /s/ John A. Marszalek
                              ______________________________
                              John A.  Marszalek, President

                              /s/ Anthony W. Busch
                              _____________________________
                              Anthony W. Busch, Secretary

                         CERTIFICATE OF AMENDMENT

                                  OF THE

                       CERTIFICATE OF INCORPORATION

                                    OF

                               J.A.M., INC.

                         Under Section 803 of the
                         Business Corporation Law


     The undersigned, being the President and Secretary, respectively, of J.A.M., Inc., certify that:

     1. The name of the corporation is J.A.M., Inc. The Corporation was formed under the name of JAM T.V. & Radio Productions, Inc.

     2. The certificate of its incorporation was filed by the Department of State on May 31, 1977.

     3. The Certificate of Incorporation, as previously amended, is hereby amended as authorized by Section 801 of the Business Corporation Law to add a new paragraph 8 eliminating the personal liability of directors to the corporation or its shareholders for damages for certain breaches of duty in such capacity, as permitted by Section 402(b) of the Business Corporation Law.

     4. So as to accomplish the foregoing amendment, there shall be added to the Certificate of Incorporation a new Paragraph 8, which shall read in its entirety as follows:

     "8. No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Business Corporation Law. If the New York Business Corporation Law is hereafter amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of directors of the corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended."

     5. The foregoing amendment was duly authorized by a vote of the Board of Directors of the corporation, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly held.

     IN WITNESS WHEREOF, we have executed this Certificate and affirm the truth of the statements herein set forth under penalty of perjury this 5th day of May, 1988.

                              /s/ John A. Marszalek
                              __________________________
                              John A. Marszalek, President

                              /s/ Anthony W. Busch
                              __________________________
                              Anthony W. Busch, Secretary